For further information, contact:
Kevin L. Halloran, Director, Corporate Finance and Investor Relations
   Phone 808-525-8422
   E-mail: khalloran@abinc.com

                                                    HOLD FOR RELEASE:
                                                    8 A.M. EASTERN DAYLIGHT TIME
                                                    Thursday, February 1, 2007

      A&B REPORTS 2006 NET INCOME OF $122.5 MILLION, $2.81 PER SHARE
      --------------------------------------------------------------
           4th Quarter Net Income of $27.0 Million, up 15%

         Honolulu (February 1, 2007)--Alexander & Baldwin, Inc. (NASDAQ:ALEX) today reported that net income for the full year 2006 was $122,500,000, or $2.81 per diluted share. Net income for the full year 2005 was $126,000,000, or $2.86 per diluted share. Revenue for the full year 2006 was $1,607,000,000 compared with revenue of $1,602,800,000 for the full year 2005.

         Net income for the fourth quarter of 2006 was $27,000,000, or $0.63 per diluted share. Net income in the fourth quarter of 2005 was $23,400,000, or $0.53 per diluted share. Revenue for the fourth quarter of 2006 was $406,000,000, compared with revenue of $397,100,000 for the fourth quarter of 2005.

COMMENTS ON QUARTER, 2006 FULL YEAR AND OUTLOOK

         "2006 was a good year for Alexander & Baldwin, and it ended on a particularly positive note, providing momentum and a firm foundation for growth in the coming year," said Allen Doane, chairman and chief executive officer of Alexander & Baldwin, Inc. (A&B). "Our integrated logistics unit achieved a year-over-year increase of 44 percent in operating profits, while our real estate sales and leasing segments also posted solid, double-digit gains. Matson earned its stripes once again with the successful launch of its Guam and China service. Net income, which was only marginally below last year's, was gratifying, especially in light of the significant gap in earnings created by the expiration of the APL Alliance. In short, we exceeded our expectations for the year and are confident in our opportunities for continued success in 2007 and beyond."

         "In the fourth quarter, Matson's Ocean Transportation operating profit bested its prior year performance by $5.9 million, due principally to the profitable, expedited ocean transport service from China. The momentum of this service affirms our belief that Matson has established a superior reputation in China less than a year after its entry into that burgeoning marketplace. Not surprisingly, others are taking note. Drewry Shipping Consultants recently monitored vessel calls for 65 carriers for the period from April to September 2006 and identified Matson as the world's best on-time carrier, thanks in part to its 100% on-time transpacific service performance. In Hawaii and Guam, challenging market conditions led to a fall in volume for the quarter and the year, most notably in construction materials and automobile carriage. Despite the decline in volume, however, cargo mix and underlying yields were favorable and portend moderate earnings growth in 2007."

         "Matson Integrated Logistics (MIL) again produced an extraordinary quarter and year, realizing increases in operating profit of $1.4 million and $6.4 million, respectively, in those periods. We attribute this success to improved yields and margins, and strong volume growth in the highway and expedited segments. In 2007, we expect MIL to extend its national footprint, expand its expedited service offerings, and deliver continued earnings growth."

         "The real estate leasing segment continues to grow through acquisition, superior occupancy levels and increases in lease rents. These factors led to a 22 percent increase in operating profit for the quarter and a 15 percent increase for the year. Our portfolio occupancy now stands at 98 percent, and additions made to the portfolio in growing markets such as Sacramento, California enhance the value of this business segment."

         "Fourth quarter 2006 real estate sales operating profit was $10.5 million, driven primarily by the sale of the Lanihau Shopping Center in Kailua-Kona, Hawaii and sales at our joint venture Kai Malu residential development in Wailea, Maui. Full-year operating profit increased by 13 percent in 2006. While we are encouraged by sales at Kai Malu in particular, and in the progress of other development projects such as Keola La'i, we also acknowledge that a changing residential real estate environment in Hawaii may affect the timing of sales at certain projects in our pipeline. Nevertheless, we expect a solid 2007."

         "In 2006, our Agribusiness group was negatively impacted by a production shortfall that caused a fourth quarter loss and reduced full-year earnings. However, on a comparable basis and absent a favorable federal government relief payment in 2005, operating profits grew modestly in 2006. Looking forward, we expect further, modest profitability in 2007."

         Detailed segment analyses of A&B's operations are offered below:


TRANSPORTATION--OCEAN TRANSPORTATION
--------------------------------------------------------------------
                                        Quarter Ended December 31
--------------------------------------------------------------------
Dollars in Millions                     2006        2005      Change
--------------------------------------------------------------------
  Revenue                             $ 239.7     $ 223.6        7%
  Operating Profit                    $  28.7     $  22.8       26%
--------------------------------------------------------------------
  Operating Profit Margin               12.0%       10.2%
--------------------------------------------------------------------
Volume (Units)
--------------------------------------------------------------------
  Hawaii Containers                    42,200      44,300       -5%
  Hawaii Automobiles                   26,000      37,200      -30%
  Guam Containers                       3,700       4,100      -10%
  China Containers                     13,000          --        NM
--------------------------------------------------------------------

         For the fourth quarter of 2006, Ocean Transportation revenue of $239.7 million was $16.1 million, or 7 percent, higher than the fourth quarter of 2005. This increase was due to the establishment of the China service in early 2006, increases in fuel surcharge revenues, and favorable revenue yields from our cargo mix, which were partially offset by lower volumes in the Hawaii and Guam services and the loss of charter revenue due to the expiration of the APL Alliance. Total Hawaii container volume was down 5 percent from the fourth quarter of 2005 due to moderation in general economic growth. Total Hawaii automobile volume was down 30 percent for the quarter due to a reduction in auto retail sales and a reduction in auto manufacturer incentives for rental car fleet sales, which resulted in reduced auto volume to Hawaii.

         Operating profit of $28.7 million was $5.9 million, or 26 percent, higher than in the fourth quarter of 2005. This increase is explained primarily by gains from the China service and improved yields in the Hawaii service, which were offset by the loss of charter profits due to the expiration of the APL Alliance, lower Hawaii volume, increases in fuel consumption, equipment control and leasing expenses, and increased terminal handling costs.


--------------------------------------------------------------------
                                          Year Ended December 31
--------------------------------------------------------------------
Dollars in Millions                    2006         2005      Change
--------------------------------------------------------------------
  Revenue                             $ 945.8     $ 878.3        8%
  Operating Profit                    $ 105.6     $ 128.0      -18%
--------------------------------------------------------------------
  Operating Profit Margin               11.2%       14.6%
--------------------------------------------------------------------
Volume (Units)
--------------------------------------------------------------------
  Hawaii Containers                   173,200     175,800       -1%
  Hawaii Automobiles                  118,700     148,100      -20%
  Guam Containers                      15,100      16,600       -9%
  China Containers                     32,700          --        NM
--------------------------------------------------------------------

         For the full year 2006, Ocean Transportation revenue of $945.8 million was $67.5 million, or 8 percent, higher than for the full year 2005, due to a number of factors including introduction of the China service, increases in fuel surcharge revenues and improvements in revenue yields and cargo mix in the Hawaii market, partially offset by the loss of APL charter revenue and Hawaii volume. Total Hawaii container volume decreased by 1 percent, while Hawaii automobile volume was 20 percent lower, for the same reasons cited for the quarter.
         For the full year 2006, Ocean Transportation operating profit of $105.6 million was $22.4 million, or 18 percent, lower than for the full year 2005. This reduction is explained primarily by expense increases that more than offset higher revenues. The primary expense increases include higher direct and indirect fuel costs and higher terminal handling and equipment costs.


TRANSPORTATION--LOGISTICS SERVICES
--------------------------------------------------------------------
                                         Quarter Ended December 31
--------------------------------------------------------------------
Dollars in Millions                     2006         2005     Change
--------------------------------------------------------------------
  Revenue                             $ 106.3      $120.4      -12%
  Operating Profit                    $   5.7      $  4.3       33%
--------------------------------------------------------------------
  Operating Profit Margin                5.4%        3.6%
--------------------------------------------------------------------

         Logistics Services revenue in the fourth quarter of 2006 was $106.3 million, which was $14.1 million, or 12%, lower than the fourth quarter of 2005. The revenue decline resulted from declines in rail volumes and lower rail incentives by major carriers, partially offset by improved trucking and expedited service sales.

         Fourth quarter 2006 Logistics Services operating profit of $5.7 million was $1.4 million, or 33 percent, higher than in the comparable period last year. Gross margins per container were higher in all service lines, led by improvements in international rail and freight transported by truck, but were offset, in part, by higher general and administrative expenses. The operating profit margin for Logistics Services was 5.4 percent in the fourth quarter of 2006, an improvement of 50% from the margin of 3.6 percent from the fourth quarter of 2005.


--------------------------------------------------------------------
                                          Year Ended December 31
--------------------------------------------------------------------
Dollars in Millions                     2006        2005      Change
--------------------------------------------------------------------
  Revenue                             $ 444.2     $ 431.6        3%
  Operating Profit                    $  20.8     $  14.4       44%
  Operating Profit Margin                4.7%        3.3%
--------------------------------------------------------------------

          2006 Logistics Services revenue of $444.2 million was $12.6 million, or 3 percent, higher than full-year revenue of 2005, as higher yields and increases in freight transported by truck were partially offset by declines in freight transported by rail.

         2006 Logistics Services operating profit of $20.8 million was $6.4 million, or 44 percent, higher than in the comparable period last year. Similar to the quarter, gross margins were higher in all lines but were offset, in part, by higher operating expenses. It should be noted that the margins achieved in 2006 were significantly higher than in preceding periods and may not be indicative of future results.


REAL ESTATE--LEASING
---------------------------------------------------------------------
                                         Quarter Ended December 31
---------------------------------------------------------------------
Dollars in Millions                     2006        2005      Change
---------------------------------------------------------------------
  Revenue                              $ 26.1      $ 23.2       13%
  Operating Profit                     $ 13.5      $ 11.1       22%
---------------------------------------------------------------------
   Operating Profit Margin              51.7%       47.8%
---------------------------------------------------------------------
Occupancy Rates
---------------------------------------------------------------------
  Mainland                                98%         95%
  Hawaii                                  98%         93%
---------------------------------------------------------------------
Leasable Space (Million sq. ft.)
---------------------------------------------------------------------
  Mainland                                3.8         3.5        9%
  Hawaii                                  1.5         1.6       -6%
---------------------------------------------------------------------

         Real Estate Leasing revenue (before removing amounts treated as discontinued operations) in the fourth quarter of 2006 was $26.1 million, which was $2.9 million, or 13 percent, higher than the fourth quarter of 2005. Leasing operating profit of $13.5 million was $2.4 million, or 22 percent, higher. The improved revenue and operating profit resulted primarily from property acquisitions, higher occupancy rates in both the mainland and Hawaii, and a favorable construction claim settlement at our Pacific Guardian Life property.

---------------------------------------------------------------------
                                     Year Ended December 31
---------------------------------------------------------------------
Dollars in Millions                    2006         2005      Change
---------------------------------------------------------------------
  Revenue                             $ 100.6      $ 89.7       12%
  Operating Profit                    $  50.3      $ 43.7       15%
--------------------------------------------------- -----------------
  Operating Profit Margin               50.0%       48.7%
---------------------------------------------------------------------
Occupancy Rates
---------------------------------------------------------------------
  Mainland                                98%         95%
  Hawaii                                  98%         93%
---------------------------------------------------------------------

         2006 Leasing revenue (before removing amounts treated as discontinued operations) of $100.6 million was $10.9 million, or 12 percent, higher than revenues from the same period in 2005. The increase was due primarily to higher occupancies and lease rates, the addition of five properties that were acquired during or subsequent to 2005 and full year results from the Kunia Shopping Center which was completed in November 2005. Leasing operating profit of $50.3 million was $6.6 million, or 15 percent, higher than the same period in 2005. The improved operating profit resulted from the same factors listed above.


REAL ESTATE--SALES
---------------------------------------------------------------------
                                 Quarter Ended December 31
---------------------------------------------------------------------
Dollars in Millions             2006        2005       Change
---------------------------------------------------------------------
  Revenue                      $ 31.7      $ 26.7       19%
  Operating Profit             $ 10.5      $  7.2       46%
  Operating Profit Margin       33.1%       27.0%
---------------------------------------------------------------------

         Fourth quarter 2006 Real Estate Sales revenue (before removing amounts treated as discontinued operations) of $31.7 million was $5.0 million higher than the fourth quarter of 2005. It is important to note that direct, year-over-year comparison may not provide a consistent, measurable barometer of real estate sales performance for the future. Sales, by virtue of the type of asset class, geography and timing, are inherently episodic. Key sales, and thus operating profit and margin, for the quarter were derived from the disposition of a retail center in Kailua-Kona, Hawaii and initial closings at the company's joint venture Kai Malu residential development in Wailea. Real Estate Sales operating profit of $10.5 million was $3.3 million higher than the fourth quarter of 2005. The improved margin for the quarter reflects the profits associated with the joint venture, as joint ventures results are included in operating profit but are not included in revenue.


---------------------------------------------------------------------
                                    Year Ended December 31
---------------------------------------------------------------------
Dollars in Millions             2006        2005       Change
---------------------------------------------------------------------
  Revenue                       $ 97.3     $ 148.9      -35%
  Operating Profit              $ 49.7     $  44.1       13%
  Operating Profit Margin        51.1%       29.6%
---------------------------------------------------------------------


         2006 Real Estate Sales revenue of $97.3 million was 35 percent lower than the $148.9 million of revenue recorded in 2005. The decrease in revenue is primarily attributable to the strong sales at Lanikea in Waikiki in 2005. Other sales in 2005 included the sale of two mainland commercial properties, two development parcels at Wailea, Alakea Corporate Tower, and various other land and subdivision sales in Hawaii.

         In 2006, the company sold two retail centers in Arizona, a commercial property on the island of Hawaii, an office building on Maui, several commercial properties on Maui and Oahu, and agricultural and vacant parcels on the island of Kauai.

         Real Estate Sales operating profit of $49.7 million was $5.6 million, or 13 percent, higher than for the corresponding period in 2005. The 2005 results benefited from a $5.2 million fire insurance gain. Excluding this gain, 2006 operating profit increased 28% from the year earlier period. Operating profit was significantly higher as a percentage of revenue because operating profit also includes the Company's earnings from its real estate joint ventures. The joint venture earnings in 2006 principally relate to the Hokua residential condominium project in which sales of all 247 units were completed in the first quarter and earnings from the Company's Kai Malu project in Wailea, Maui.


AGRIBUSINESS (formerly Food Products)
---------------------------------------------------------------------
                                   Quarter Ended December 31
---------------------------------------------------------------------
Dollars in Millions               2006        2005      Change
---------------------------------------------------------------------
  Revenue                        $ 32.3      $ 34.0       -5%
  Operating Profit (Loss)        $ (3.3)     $  2.0     -265%
---------------------------------------------------------------------
  Operating Profit Margin        -10.2%        5.9%

---------------------------------------------------------------------
Tons Sugar Produced              42,900      52,400      -18%
---------------------------------------------------------------------


         Fourth quarter 2006 Agribusiness revenue of $32.3 million was $1.7 million, or 5 percent, lower than in the same period of 2005. The decrease reflects lower bulk raw sugar sales volume and prices, as well as lower power sales volume. These decreases were partially offset by slight increases in Maui Brand Sugar sales.

         The fourth quarter 2006 Agribusiness operating loss was $3.3 million compared to a $2.0 million operating profit in 2005. The significant decrease in profitability was primarily the result of year-to-date increases made in the quarter to the standard cost per sugar ton as a result of lower production levels and to lower sugar prices in the quarter. The performance additionally reflects expenditures related to repairs to an irrigation reservoir, offset partially by better performance at Kauai Coffee Company.


---------------------------------------------------------------------
                                Year Ended December 31
---------------------------------------------------------------------
Dollars in Millions          2006        2005       Change
---------------------------------------------------------------------
  Revenue                   $ 127.4     $ 123.2        3%
  Operating Profit          $   6.9     $  11.2      -38%
---------------------------------------------------------------------
  Margin                       5.4%        9.1%
---------------------------------------------------------------------
Tons Sugar Produced         173,600     192,700      -10%
---------------------------------------------------------------------

         2006 Agribusiness revenue of $127.4 million was $4.2 million, or 3 percent, higher than in 2005. It should be noted that the company benefited from a $5.5 million disaster relief payment in 2005. Excluding this relief, revenue increased 8% for the year. The increase is attributable to increased sales in: repair services and trucking revenue, power sales, equipment rentals, Maui Brand Sugar and molasses, partially offset by lower bulk raw sugar sales.

         2006 Agribusiness operating profit of $6.9 million was $4.3 million less than 2005. Excluding the $5.5 million disaster relief payment received in 2005, operating profit increased 21%. The increase in operating profit includes the effect of higher operating costs and repair costs for irrigation reservoirs. Also, 2006 included one additional week compared to 2005 (53 weeks in 2006 vs. 52 weeks in 2005).

CORPORATE EXPENSE, OTHER

         Fourth quarter 2006 corporate expenses of $7.0 million were $0.8 million, or 10 percent, lower than the fourth quarter of 2005. For the full year, corporate expenses of $22.3 million were $1.9 million, or 8 percent lower, than in 2005. Various reductions in general and administrative expenses more than offset expenses associated with the adoption in 2006 of stock option expense accounting.

BALANCE SHEET, CASH FLOW COMMENTS

         Working capital was $28 million at December 31, 2006, a decrease of $21 million from the balance carried at the end of 2005. The decrease in working capital was due primarily to higher balances on short-term borrowings and trade payables and lower cash balances. Cash and cash equivalents totaled $45 million at the end of the fourth quarter compared with $57 million at the beginning of the year.

         Cash Flows from Operating Activities totaled $98 million for 2006, compared with $278 million 2005. This decrease was principally the result of higher 2005 proceeds from the sale of units in the Company's Lanikea residential high-rise project in Waikiki, higher 2006 income tax payments, higher development expenditures for real estate inventory, and lower 2006 Matson earnings, partially offset by proceeds received from the Company's Hokua joint venture in 2006.

         Cash Flows used in Investing Activities related to capital expenditures were $281 million in 2006, compared with $231 million for 2005. These figures include $147 million and $144 million in 2006 and 2005, respectively, for vessel acquisitions. The balance of capital expenditures was related to real estate activities and the purchase of transportation equipment for the new China service.

         Cash Flows from Financing Activities totaled $6 million for 2006 as cash used for payments of dividends and share repurchases was offset by new short-term and long-term borrowings. During the fourth quarter, the Company completed its $63.2 million accelerated share repurchase (ASR), receiving an additional 108,000 shares and bringing the total number of shares received through the ASR to 1,454,000 for an average price of $43.48 per share. In total, the company repurchased 1,654,000 shares in 2006 for an average price of $43.34 per share.

         Alexander & Baldwin, Inc., headquartered in Honolulu, is engaged in ocean transportation and intermodal services, through its subsidiaries, Matson Navigation Company, Inc. and Matson Integrated Logistics, Inc.; in real estate, through A&B Properties, Inc.; and in agribusiness, through Hawaiian Commercial & Sugar Company and Kauai Coffee Company, Inc. Additional information about
A&B may be found at its web site: www.alexanderbaldwin.com.

         Statements in this press release that are not historical facts are "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.



                                  ALEXANDER & BALDWIN, INC.
                                  -------------------------
                     2006 and 2005 Fourth-Quarter and Full-Year Results
                     --------------------------------------------------


                                                        2006                  2005
                                                        ----                  ----
 Three Months Ended December 31:
 ------------------------------
 Revenue                                             $406,000,000          $397,100,000
 Income From Continuing Operations                    $22,000,000           $17,900,000
 Discontinued Operations:  Properties(1)               $5,000,000            $5,500,000
 Net Income                                           $27,000,000           $23,400,000
 Basic Share Earnings
      Continuing Operations                                 $0.52                 $0.41
      Net Income                                            $0.64                 $0.54
 Diluted Share Earnings
      Continuing Operations                                 $0.51                 $0.41
      Net Income                                            $0.63                 $0.53
 Average Basic Shares Outstanding                      42,400,000            43,700,000
 Average Diluted Shares Outstanding                    42,900,000            44,100,000

 Year Ended December 31:
 ----------------------
 Revenue                                           $1,607,000,000        $1,602,800,000
 Income From Continuing Operations                    $96,000,000          $114,400,000
 Discontinued Operations:  Properties(1)              $26,500,000           $11,600,000
 Net Income                                          $122,500,000          $126,000,000
 Basic Share Earnings
      Continuing Operations                                 $2.22                 $2.62
      Net Income                                            $2.84                 $2.89
 Diluted Share Earnings
      Continuing Operations                                 $2.20                 $2.60
      Net Income                                            $2.81                 $2.86
 Average Basic Shares Outstanding                      43,200,000            43,600,000
 Average Diluted Shares Outstanding                    43,600,000            44,000,000

(1) "Discontinued Operations: Properties" consists of sales, or intended sales, of certain lands and buildings that are material and have separately identifiable earnings and cash flows.





                        Industry Segment Data, Net Income
               (In Millions, Except Per Share Amounts, Unaudited)

                                                                     Three Months Ended                  Year Ended
                                                                     ------------------                  ----------
                                                                        December 31,                    December 31,
                                                                        ------------                    ------------
                                                                    2006            2005            2006            2005
                                                                    ----            ----            ----            ----
Revenue:
  Transportation

      Ocean Transportation                                       $    239.7      $    223.6      $    945.8      $    878.3
      Logistics Services                                              106.3           120.4           444.2           431.6
  Real Estate
      Leasing                                                          26.1            23.2           100.6            89.7
      Sales                                                            31.7            26.7            97.3           148.9
      Less Amounts Reported In
         Discontinued Operations                                      (28.0)          (27.9)          (94.1)          (60.5)
  Food Products                                                        32.3            34.0           127.4           123.2
   Reconciling Items                                                   (2.1)           (2.9)          (14.2)           (8.4)
                                                                 ----------      ----------      ----------      ----------
      Total Revenue                                              $    406.0      $    397.1      $  1,607.0      $  1,602.8
                                                                 ==========      ==========      ==========      ==========

Operating Profit, Net Income:
  Transportation
      Ocean Transportation                                       $     28.7      $     22.8      $    105.6      $    128.0
      Logistics Services                                                5.7             4.3            20.8            14.4
  Real Estate
      Leasing                                                          13.5            11.1            50.3            43.7
      Sales                                                            10.5             7.2            49.7            44.1
      Less Amounts Reported In
         Discontinued Operations                                       (8.1)           (8.9)          (42.7)          (18.6)
  Food Products                                                        (3.3)            2.0             6.9            11.2
                                                                 ----------      ----------      ----------      ----------
      Total Operating Profit                                           47.0            38.5           190.6           222.8
   Write-down of C&H                                                    -               -               -              (2.3)
  Interest Expense                                                     (4.8)           (3.4)          (15.0)          (13.3)
  Corporate Expenses                                                   (7.0)           (7.8)          (22.3)          (24.1)
                                                                 ----------      ----------      ----------      ----------
      Income From Continuing Operations
         Before Income Taxes                                           35.2            27.3           153.3           183.1
  Income Taxes                                                        (13.1)           (9.4)          (57.3)          (68.7)
                                                                 ----------      ----------      ----------      ----------
  Income From Continuing Operations                                    22.1            17.9            96.0           114.4
      Discontinued Operations: Properties                               4.9             5.5            26.5            11.6
                                                                 ----------      ----------      ----------      ----------
  Net Income                                                     $     27.0      $     23.4      $    122.5      $    126.0
                                                                 ==========      ==========      ==========      ==========

Basic Earnings Per Share, Continuing Operations                  $     0.52      $    0.41       $     2.22      $     2.63
Basic Earnings Per Share, Net Income                             $     0.64      $    0.54       $     2.84      $     2.89

Diluted Earnings Per Share, Continuing Operations                $     0.51      $    0.41       $     2.20      $     2.60
Diluted Earnings Per Share, Net Income                           $     0.63      $    0.53       $     2.81      $     2.86

Basic Shares                                                           42.4            43.7            43.2            43.6
Diluted Shares                                                         42.8            44.1            43.6            44.0



                   Condensed Consolidated Balance Sheets
                               (In Millions)

                                        December 31,             December 31,
                                        ------------             ------------
                                            2006                    2005
                                            ----                    ----
                                                     (Unaudited)
ASSETS
Current Assets                          $       285             $       303
Investments                                     149                     154
Real Estate Developments                        147                      71
Property, Net                                 1,499                   1,289
Capital Construction Fund                         1                      93
Other Assets                                    170                     161
                                        -----------             -----------
                  Total                 $     2,251             $     2,071
                                        ===========             ===========

LIABILITIES & EQUITY
Current Liabilities                     $       257             $       254
Long-Term Debt                                  401                     296
Liability for Benefit Plans                      53                      47
Other Long-Term Liabilities                      71                      45
Deferred Income Taxes                           442                     415
Shareholders' Equity                          1,027                   1,014
                                        -----------             -----------
                  Total                 $     2,251             $     2,071
                                        ===========             ===========



                      Consolidated Statements of Cash Flows Information
                                       (In Millions)

                                                         Year Ended
                                                         ----------
                                                         December 31,
                                                         ------------
                                                 2006                  2005
                                                 ----                  ----
                                                         (Unaudited)

Operating Cash Flows                           $        98         $       278
Capital Expenditures                                  (281)               (231)
CCF Withdrawals/(Deposits), Net                         93                 (69)
Proceeds from Issuance of                              115                  70
  (Payment of) Debt, Net
Repurchase of Capital Stock                            (72)                  -
Dividends Paid                                         (42)                (39)
All Other, Net                                          77                   6
                                               -----------         -----------
Increase/(Decrease) In Cash                    $       (12)        $        15
                                               ===========         ===========

Depreciation                                   $       (85)        $       (84)
                                               ===========         ===========





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